UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2007, the Compensation Committee of the Board of Directors of Computer Software Innovations, Inc. (the “Company”) approved the grant of a nonqualified stock option to David B. Dechant, the Company’s Chief Financial Officer. The grant was made pursuant to the Company’s 2005 Incentive Compensation Plan (the “Plan”), in the amount of 25,000 shares. One third of such shares vest and become exercisable on the first, second and third anniversaries, respectively, of the date of grant. The effective date of the grant was November 30, 2007. The deferred grant date reflects the intention to have such grant become effective and the exercise price determined following the filing of the Company’s Form 10-QSB for the periods ended September 30, 2007 on November 13, 2007. Pursuant to the Plan, the fair market value exercise price is determined by averaging the highest and lowest sales prices of the Company’s stock on the OTC Bulletin Board during the ten trading days immediately prior to the date of grant. As so determined, the exercise price is $1.42 per share.

A copy of the Nonqualified Stock Option Agreement for the grant to Mr. Dechant is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
Exhibit 99.1	Nonqualified Stock Option Agreement between the Company and David B. Dechant dated November 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

	By:	/s/ David B. Dechant
	Name:	David B. Dechant
	Title:	Chief Financial Officer

Dated: December 3, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Nonqualified Stock Option Agreement between the Company and David B. Dechant dated November 30, 2007.

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